Exhibit 3.369

State of Delaware Secretary of State Division of Corporations Delivered 11:45 AM 05/09/2016 FILED 11:45 AM 05/09/2016 SR 20162954209 - File Number 6037247

CERTIFICATE OF FORMATION

OF

NEW WISCONSIN PROCUREMENT LLC

This Certificate of Formation of New Wisconsin Procurement LLC (the “Company”) is being executed by the undersigned, an authorized person, for the purpose of forming a limited liability company pursuant to the Delaware Limited Liability Company Act (6 Del.C. §18.101, et seq.).

1.	The name of the limited liability company is New Wisconsin Procurement LLC.

2.	The address of the registered office of the Company in the State of Delaware is Corporation Trust Center, 1209 Orange Street, Wilmington, DE 19801. The name of the Company’s registered agent at such address is The Corporation Trust Company.

3.	This Certificate of Formation shall be effective as of 11:59 p.m. on May 9, 2016.

IN WITNESS WHEREOF, the undersigned, an authorized person, has executed this Certificate of Formation this 9th day of May, 2016.

By:	/s/ Martina Davis
Martina Davis
Authorized Person

AM 57202853.2

State of Delaware Secretary of State Division of Corporations Delivered 11:03 AM 05/17/2016 FILED 11:03 AM 05/17/2016 SR 20163293422 - File Number 6037247

STATE OF DELAWARE

CERTIFICATE OF MERGER OF A

DOMESTIC LIMITED LIABILITY COMPANY INTO

A DOMESTIC LIMITED LIABILITY COMPANY

Pursuant to Title 6, 18-209 of the Delaware Limited Liability Company Act.

New Wisconsin Procurement LLC, a Delaware limited liability company, hereby certifies as follows:

First:	The name of the surviving limited liability company is New Wisconsin Procurement LLC, a Delaware limited liability company.

Second:	The name of the limited liability company being merged into the surviving limited liability company is TWC Wisconsin Procurement LLC, a Delaware limited liability company.

Third:	The agreement of merger has been approved and executed by each of the business entities which is to merge.

Fourth:	The merger shall become effective as of 11:31 p.m. on May 17, 2016.

Fifth:	The agreement of merger is on file at a place of business of the surviving Delaware limited liability company, and the address thereof is c/o Time Warner Cable Inc., 60 Columbus Circle, New York, NY 10023.

Sixth:	A copy of the agreement of merger will be furnished by the surviving limited liability company, on request and without cost, to any member of any domestic limited liability company which is to merge.

IN WITNESS WHEREOF, New Wisconsin Procurement LLC, the surviving limited liability company, has caused this certificate to be signed by an authorized person, this 13th day of May 2016.

NEW WISCONSIN PROCUREMENT LLC, a Delaware limited liability company

By:	/s/ David A. Christman
David A. Christman
Authorized Person